UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

eUnits™ 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside
(Exact Name of Registrant as Specified in this Charter)

Massachusetts	45-4040303
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two International Place
Boston, Massachusetts	02110
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [  ]

Securities Act registration statement file number to which this form relates:  333-163101

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Units of Beneficial Interest,	NYSE Amex LLC
$0.01 Par Value Per Unit

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-163101and 811-22348) as filed electronically with the Securities and Exchange Commission on November 13, 2009 (Accession No. 0000898432-09-001359) (“Registration Statement on Form N-2”), as amended on September 20, 2010 (Accession No. 0000898432-10-001223) (“PEA No. 1”), as further amended on December 7, 2011 (Accession No. 0000898432-11-001275) (“PEA No. 2”), and as further amended on December 22, 2011 (Accession No. 0001193125-11-349127) (“PEA No. 3”).

Item 2:  Exhibits.

(a)	The following exhibits are being filed with the Commission:

	1.	Registrant’s Registration Statement on Form N-2, as amended on PEA No. 1, PEA No. 2, and PEA No. 3, is incorporated herein by reference.

2.
Agreement and Declaration of Trust of Registrant, which was filed electronically as exhibit (a) to the Registrant’s Registration Statement on Form N-2, and Amendments to Agreement and Declaration of Trust, which were filed electronically as exhibits (a)(2) and (a)(3) to PEA No. 2 and as exhibit (a)(4) to PEA No. 3, are incorporated herein by reference.

3.
By-Laws of Registrant, which were filed electronically as exhibit (b) to the Registrant’s Registration Statement on Form N-2, and Amendments to By-Laws, which were filed electronically as exhibits (b)(2) and (b)(3) to PEA No. 2, are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 17th day of January 2012.

eUnits™ 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside
By	/s/ Maureen A. Gemma
	Name:	Maureen A. Gemma
	Title:	Secretary

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